Exhibit 10.2

THIS LOAN AGREEMENT dated as of the 21st day of November, 2014,

B E T W E E N :

CANADIAN CANNABIS CORP. and CANADA CANNABIS CORP. (collectively, the “Borrower”)

and

CRIMSON CAPITAL, LLC (the “Lender”)

and

2264793 ONTARIO INC. (“2264793”)

RECITALS:

A.	The Borrower wishes to borrow monies from the Lender in the principal sum of $600,000 in lawful money of Canada.

NOW THEREFORE the parties agree as follows:

1.	The Loan

(a)	The Lender shall, on the terms and conditions of this Agreement, lend monies to the Borrower in the amount of $600,000 in lawful money of Canada (the “Loan”).

2.	Repayment of the Loan

(a)	Subject to this Section, the Borrower shall repay the entire principal sum on February 21, 2015 (the “Maturity Date”).

(b)	Subject to this Section, the Borrower shall pay interest on the entire outstanding principal advanced from time to time under the Loan, to be paid on the Maturity Date, at a rate which is equal to fifty four per cent (54%) per annum, both before and after maturity and both before and after default, if any, together with interest on overdue interest at the rate set out above. In the event that the rate of interest hereunder is considered a “criminal rates of interest” pursuant to the Criminal Code (Canada), then the interest rate shall be deemed to be the highest rate permitted by law. The entire Loan shall be deemed advanced on the date hereof notwithstanding the payments to be made after the date hereof under 2(d)(iv) below.

(c)	After a period of 2 months from the date hereof the Borrower shall have the privilege, when not in default in any of its obligations contained in this Agreement, without premium or penalty, of prepaying all or any part of the moneys advanced pursuant to the Loan. Before the date that is 2 months from the date hereof the Borrower may still prepay the Loan provided that the Borrower pays a penalty so that the total interest paid is equal to two months interest.

(d)	The proceeds of the Loan shall be disbursed by the Lender as follows:

(i)	the Lender will pay the Borrower’s insurance company [insert] the sum of $116,923.67

(ii)	the Lender will pay the Borrower’s gas bill of $45,481.50

(iii)	the Lender will pay the tax bill for the Property in the amount of $27,205.59

(iv)	the Lender will make the payments due in November, December and January under the First Mortgage, each in the amount of $104,788

(v)	the Lender will deduct the amount of $30,000 from the Loan to cover the Lender’s costs which shall include the Lender’s legal fees

(vi)	the Lender will advance the balance in the sum of $66,025.24 to the Borrower

(e)	The Borrower shall have the option to extend the term of the Loan on a month by month basis for an additional period until July 1, 2015 (an “Extension”) subject to the following:

(i)	for each month (or part of a month) Extension the Borrower provides at least 15 days prior written notice,

(ii)	the Lender has yet to trigger the Option to Purchase (as described in Section 8); and

(iii)	no Event of Default has occurred.

(f)	The Borrower agrees that the term of the Loan shall not be extended past July 1, 2015.

3.	The Security

As a continuing collateral security for the payment of all advances made under the Loan and interest and all other moneys payable pursuant to this Agreement the Borrower and guarantors shall execute and deliver to the Lender the following, all in form and content satisfactory to the Lender:

(a)	an unlimited guarantee from each of 2264793 and Benjamin A. Ward;

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(b)	a second in priority mortgage from 2264793 of the property municipally known as 98-102 Rutherford Rd., S., Brampton, ON and legally described as PIN 14032-0123 (LT), PT LT 4 CON 2 E.H.S. CHINGUACOUSY PTS 1 TO 4, 43R17742; T/W BR48239 ; S/T BR51139; TOGETHER WITH AN EASEMENT AS IN VS121670; CITY OF BRAMPTON (the “Property”); and

(c)	such other security as reasonably requested by the Lender or its lawyers.

4.	Representations and Warranties of the Borrower

Each of the Borrower and 2264793 represents and warrants to the Lender that:

(a)	It is a corporation legally incorporated, duly organized and validly existing, in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on its business in all jurisdictions where the nature of its business or the character of its properties make such qualification necessary.

(b)	The borrowing of money and the execution, delivery and performance of this Agreement and the security set forth in Section 3 are within their corporate powers and capacities and have been duly authorized by proper corporate proceedings.

(c)	There are no actions, suits or proceedings pending or to the knowledge of the Borrower and 2264793 threatened against or adversely affecting the Borrower in any court or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, Canadian or foreign, which might materially affect the financial condition of the Borrower or 2264793 or the title to its property or assets.

(d)	The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, the execution and delivery to the Lender of the security set forth in Section 3, and the compliance with the covenants, terms, provisions and conditions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of the constating documents or by-laws of the Borrower and 2264793, or any resolution of the directors or shareholders of the Borrower and 2264793, any laws of Canada, or the Province of Ontario, or any agreement or instrument to which it is now a party.

(e)	This Agreement and all other deeds, documents or instruments to be delivered pursuant to this Agreement will, when executed and delivered, constitute valid and binding obligations of the Borrower and/or 264793 enforceable against it in accordance with their respective terms, except as may be limited by other deeds, documents or instruments delivered pursuant to this Agreement, or by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights.

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(f)	The borrowing of money under this Agreement and the execution and delivery of this Agreement do not require the consent or approval of, or registration of any other party.

(g)	All balance sheets, earnings statements and other financial data, which have been or shall be furnished to the Lender to induce the Lender to enter into this Agreement or otherwise in connection with this Agreement have been or will be prepared in accordance with generally accepted accounting principles and do or will fairly present the financial condition and the results of the operations, and all other information, certificates, schedules, reports and other papers and data furnished to the Lender are or will be at the time they are so furnished, accurate and complete in all material respects.

(h)	The Property is not in violation of any zoning, building, health, fire, traffic, environmental, wetlands, coastal or other rules, regulations, ordinances, statutes and requirements applicable thereto, and there are no outstanding work orders.

(i)	No hazardous material is now, or was formerly, used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Property or any property adjacent to the Property (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Property in full compliance with all federal, provincial and local environmental laws (“Environmental Laws”)).

(j)	All permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property do not, and did not previously, violate any Environmental Laws.

(k)	No civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Property concerning hazardous materials or Environmental Laws.

(l)	It has paid when due and in full all employee pensions and benefits payable by it, including without limitation Workers’ Compensation Board premiums, Employer Health Tax premiums, Canada Pension Plan contributions and Employment Insurance Commission premiums, and has remitted when required and in full all source deductions for income tax, Canada Pension Plan contributions and Employment Insurance Commission premiums of its employees and all goods and services tax and retail sales tax paid and received by it.

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(m)	All realty taxes due have been paid in full. There are no pending or, to the Borrowers' best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(n)	As of the date hereof, the only tenants of the Property are Trans Connect Logistics Inc., Butcher Industrial Finishings Inc., C & J Paving Ltd. and Pattison Outdoor Advertising LP (by its general partner, Pattison Outdoor Advertising Ltd). All such leases are in good standing with no defaults thereunder.

(o)	All tenants of the Property deal at arm’s length with the Borrower and 2264793 and neither the Borrower nor 2264793 Ontario Inc., nor any of their respective agents or affiliates have any written or unwritten lease or sublease in connection with the Property.

(p)	No tenant of the Property or any other party has an option to purchase all or any portion of the Property.

5.	Affirmative Covenants

Each of the Borrower and 2264793 covenants with the Lender that so long as any amounts advanced under the Loan together with interest remain outstanding:

(a)	It will deliver financial statements and any other financial information or reports upon request by the Lender.

(b)	It will permit any person designated by the Lender in writing to visit and inspect the Property, corporate books and financial records and to discuss the affairs, finances and accounts of the Borrower and 2264793 at all reasonable times and as often as the Lender may reasonably request.

(c)	It will insure and keep insured all of its property with extended coverage against loss or damage by fire, theft, collision or other insurance hazards commonly insured against to the full insurable value. All insurance shall be maintained with an insurer or insurers as may be approved by the Lender. The loss under all insurance will be payable to lenders in order of priority and each policy will contain a mortgage clause providing for a minimum of 15 days’ notice to the Lender of cancellation or lapse.

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(d)	It will give the Lender prompt written notice of any material adverse change in its business or of any material loss, destruction or damage of or to any of its property.

(e)	It will pay or reimburse the Lender for all costs, charges and expenses (including legal fees) of or incurred by the Lender in connection with this Agreement or any security taken in pursuance of this Agreement, including all costs, charges and expenses in connection with the recovery or enforcement of payment of moneys advanced under the Loan, together with interest.

(f)	It will maintain at all times proper records and books of account and make true and correct entries in the records of all dealings and transactions relating to its business.

(g)	It will do, observe and perform all of its obligations and all matters and things necessary or expedient to be done, observed or performed under any law or regulation of Canada, the Province of Ontario, or any other province where its assets may be located, or any municipality, for the purpose of creating and maintaining the security provided for in this Agreement.

(h)	It will give the Lender written notice of any event of default immediately on the occurrence of such an event.

(i)	It will give the Lender written notice of the occurrence of any material litigation, proceeding or dispute affecting the Borrower and will provide to the Lender all reasonable information requested by the Lender concerning the status of the litigation, proceeding or dispute.

(j)	If the Borrower or 2264793 receives additional financing or funding, including but not limited to from a loan or line of credit then such funds shall be used to prepay the Loan.

6.	Negative Covenants

Each of the Borrower and 2264793 covenants with the Lender that it will not, without the prior written consent of the Lender:

(a)	Redeem, purchase or otherwise acquire, either directly or indirectly any of its shares, or declare or pay any dividend on any of its shares of whatever class, or in any other manner make payments to its shareholders except for usual remuneration or reimbursement in respect of employment.

(b)	Lend money to, invest in, or become contingently liable by guarantee or otherwise for the obligations of, any person, firm or body corporate.

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(c)	Consolidate, amalgamate or merge with any other corporation or acquire the shares or assets of any corporation, firm or partnership, or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets.

(d)	Enter into any partnership, joint venture or similar agreement or arrangement with any other person, firm or corporation.

(e)	Create, suffer or permit to exist any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, security agreement, trust or arrangement having the effect of security, any type of preferential arrangement or other encumbrance of any kind whether or not similar to the foregoing to exist on or with respect to its assets, except those that already exist as of the date hereof.

(f)	Enter into any offer to lease, agreement to lease, lease, sublease, renewal of lease or sublease in connection with the Property, including any parking agreements and storage space leases.

7.	Events of Default

The principal advanced under the Loan and all interest payable together with all of the moneys payable pursuant to this Agreement shall, at the option of the Lender, become immediately due and payable and any security held by the Lender for the payment thereof shall, at the option of the Lender, become immediately enforceable and the Lender may exercise its rights under Section 8 herein, in each and every of the following events (each an “Event of Default”):

(a)	If the Borrower defaults in the repayment of any instalment of principal or interest under the Loan when it becomes due and payable.

(b)	If the Borrower fails to perform or observe any of the covenants contained in this Agreement or in any of the security delivered pursuant to this Agreement and any failure shall not be remedied within 10 days following notice being given to the Borrower.

(c)	If any representation, warranty, certificate, statement or report made in connection with this Agreement or in connection with advances under the Loan is false or erroneous in any material respect.

(d)	If any indebtedness of the Borrower or 2264793 for liabilities other than to the Lender becomes due prior to the stated maturity date, unless and to the extent that the same shall be contested in good faith and by appropriate proceedings.

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(e)	If the Borrower becomes insolvent or bankrupt or subject to the provisions of the Bankruptcy and Insolvency Act (Canada), or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent.

(f)	If the Borrower removes from the Province of Ontario or sells any material part of its undertaking, property and assets.

(g)	If the Borrower abandons all or any part of its undertaking and property and assets or ceases or threatens to cease to carry on its business, or threatens to commit any act of bankruptcy.

(h)	If any execution, sequestration, extent, or any other process of any court becomes enforceable against the Borrower or if a distress or analogous process is levied on the property and assets of the Borrower, and the execution, sequestration, extent, distress or process, remains unsatisfied for a period as would permit the property or a part of it to be sold.

(i)	If there is a default under the first mortgage loan registered against the Property as Instrument No. PR2560468, and transferred pursuant to Instrument No. PR2566032 (the “First Mortgage”).

8.	Option to Purchase

(a)	Upon the occurrence of an Event of Default or upon the extension of the term of the Loan pursuant to any Extension described in Section 2(e), the Lender, shall have the immediate right to purchase the Property from 2264793 for the sum of $9,400,000 CDN (the “Option to Purchase”).

(b)	The Lender and 2264793 will enter into a form of purchase agreement for the Option to Purchase by December 5, 2014. Failure to agree to the form of purchase agreement by December 5, 2014 will be considered a Event of Default under this Agreement.

(c)	If the Lender chooses to exercise the Option to Purchase then the Lender shall deliver written notice to the Borrower and upon delivery of such notice the purchase agreement shall be released from escrow and become immediately effective.

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9.	General

(a)	The Borrower covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this Agreement as counsel for the Lender shall reasonably advise or request.

(b)	The Lender may from time to time appropriate any moneys received by it from the Borrower or from the proceeds of security given by the Borrower in or towards payment of the liabilities intended to be secured, as it in its sole discretion may see fit and the Borrower shall not have the right to require any other appropriation, and it is agreed that the taking of a judgment or judgments or any other action or dealing whatsoever by the Lender with respect to the securitites shall not operate as a merger of any debt owing by the Borrower to the Lender or any part.

(c)	Notice to be given shall be in writing and be delivered by courier to the following addresses (effective on the date of delivery):

(i)	As to the Borrower or 2264793:

(ii)	As to the Lender:

489 South Riverview Drive, Totowa, New Jersey 07512

Attention: Joseph R. Prestifilippo

with a copy to:

Gardiner Roberts LLP

40 King Street West, Suite 3100

Toronto, ON M5H 3Y2

Attention: David Epstein

or any other addresses as the parties from time to time may notify the other.

(d)	This Agreement and all other agreements, security and documents to be delivered in connection with this Agreement shall be governed by and construed in accordance with the applicable laws of the Province of Ontario and of Canada.

(e)	This Agreement shall be binding on and enure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not, without the prior written consent of the Lender, assign any rights or obligations with respect to this Agreement. The Lender may transfer, assign or grant participation in its rights and obligations with respect to this Agreement.

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(f)	Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

(g)	No amendment supplement or waiver of any provision of this Agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Borrower, shall in any event be effective unless it shall be in writing and signed by the Lender and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

(h)	No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or breach by the Borrower of any provision of this Agreement or the results or the rights resulting from it.

(i)	Time shall be of the essence of this Agreement.

(j)	This Agreement shall remain in full force and effect until the payment and performance in full of all of the Borrower's obligations under this Agreement.

(k)	This Agreement constitutes the entire agreement among the parties and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal in respect of it.

[SIGNATURE PAGES FOLLOWS]

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IN WITNESS OF WHICH the parties have caused this Agreement to be executed by their respective officers duly authorized.

CANADIAN CANNABIS CORP.

Per:	/s/ John Esteireiro
Name:	John Esteireiro
Title:	Chief Operating Officer

Per:	/s/ Benjamin Ward
Name:	Benjamin Ward
Title:	President & CEO

I/We have authority to bind the Corporation

CANADIAN CANNABIS CORP.

Per:	/s/ John Esteireiro
Name:	John Esteireiro
Title:	Chief Operating Officer

Per:	/s/ Benjamin Ward
Name:	Benjamin Ward
Title:	President & CEO

I/We have authority to bind the Corporation

2264793 ONTARIO INC.

Per:	/s/ Scott Keevil
Name:	Scott Keevil
Title:

Per:	/s/ Benjamin Ward
Name:	Benjamin Ward
Title:	Secretary

I/We have authority to bind the Corporation

SIGNATURE PAGE TO LOAN AGREEMENT

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CRIMSON CAPITAL, LLC

Per:	/s/ Stephen R. Malley
Name:	Stephen R. Malley
Title:	Managing Member

Per:
Name:
Title:

I/We have authority to bind the Corporation

SIGNATURE PAGE TO LOAN AGREEMENT

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